UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On June 28, 2017, PayPal Holdings, Inc. (the “Company”) announced that Ann M. Sarnoff had been appointed as a new member of the Company’s Board of Directors (the “Board”) and a member of the Audit, Risk and Compliance Committee of the Board, effective June 27, 2017. Ms. Sarnoff fills a vacancy created by an increase in the size of the Company’s Board from nine to ten, and her term of office will expire at the Company’s 2018 annual meeting of stockholders or until her successor has been elected and qualified.
As a non-employee director, Ms. Sarnoff will be entitled to receive compensation in accordance with the Company’s Independent Director Compensation Policy, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

There is no arrangement or understanding between Ms. Sarnoff and any other persons pursuant to which Ms. Sarnoff was appointed as a director. Furthermore, there are no transactions between Ms. Sarnoff and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Ms. Sarnoff’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Independent Director Compensation Policy
99.1	Press Release dated June 28, 2017

+ Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)
Date: June 28, 2017	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki Title: Vice President, Corporate Legal and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1+	Independent Director Compensation Policy
99.1	Press Release dated June 28, 2017

+ Indicates a management contract or compensatory plan or arrangement.